Exhibit 99.2

Oncolytics Biotech® Completes Domicile Change to the United States

SAN DIEGO, CA, April 1, 2026 – Oncolytics Biotech® Inc. (Nasdaq: ONCY) (“Oncolytics” or the “Company”), a clinical-stage immunotherapy company developing pelareorep, today announced the completion of the previously announced change in the jurisdiction of incorporation of Oncolytics from the Province of Alberta in Canada to the State of Nevada in the United States (the “Domestication”) through a series of transactions in which the Company first continued its existence from the Province of Alberta in Canada to the Province of British Columbia in Canada on March 17, 2026. The Company will retain its office in Calgary, while the San Diego office will become the Company’s new headquarters.

The Domestication was approved by the Company’s shareholders at the Special Meeting of Shareholders held on January 15, 2026. The Company completed the Domestication on March 31, 2026, when necessary filings were submitted to, and made effective by, the Nevada Secretary of State. The Company’s common stock will continue to trade on The Nasdaq Stock Market LLC under the ticker symbol “ONCY.” Effective today, the CUSIP number applicable to the Company’s common stock will be 68237V 103, and the ISIN will be US68237V1035.

Today, most of the Company’s investors, management team, and capital markets activity are U.S.-based. We expect this transition to bring several benefits to the Company and its stockholders, including greater operational efficiency, a streamlined regulatory structure, and improved access to U.S. capital markets.

“We are encouraged by the potential benefits that Nevada’s corporate legal environment presents to biotech companies, especially given our focus on operational efficiency across the company,” said Jared Kelly, Chief Executive Officer of Oncolytics. “As we no longer qualified as a “foreign private issuer” under applicable U.S. securities laws, it made sense to overhaul our corporate structure and change Oncolytics’ jurisdiction of incorporation to reflect its status as a U.S. domestic issuer. While our clinical data and regulatory strategy will ultimately give us the best opportunity to create long-term value, we believe our new corporate structure will streamline our ability to execute on our goals.”

About Oncolytics Biotech Inc.

Oncolytics is a clinical-stage biotechnology company developing pelareorep, an investigational intravenously delivered double-stranded RNA immunotherapeutic agent. Pelareorep has demonstrated encouraging results in multiple first-line pancreatic cancer studies, two randomized Phase 2 studies in metastatic breast cancer, and early-phase studies in anal and colorectal cancer. It is designed to induce anti-cancer immune responses by converting immunologically “cold” tumors “hot” through the activation of innate and adaptive immune responses.

The Company is advancing pelareorep in combination with chemotherapy and/or checkpoint inhibitors in metastatic gastrointestinal cancers, where pelareorep has received Fast Track designation from the FDA for colorectal and pancreatic cancer. Oncolytics is actively pursuing strategic partnerships to accelerate development and maximize commercial impact. For more about Oncolytics, please visit: www.oncolyticsbiotech.com or follow the Company on social media on LinkedIn and on X @oncolytics.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information under applicable Canadian securities laws (such forward-looking statements and forward-looking information are collectively referred to herein as “forward-looking statements”).

Forward-looking statements contained in this press release include statements regarding the Company’s offices in Calgary, Alberta and San Diego, California; the expected benefits from Oncolytics’ new corporate structure, including the change in the jurisdiction of incorporation of Oncolytics from the Province of Alberta in Canada to the State of Nevada in the United States; the potential benefits that Nevada’s corporate legal environment presents to biotech companies, such as Oncolytics; beliefs as to the potential, registration, mechanism of action, and benefits of pelareorep as a cancer therapeutic; the Company’s goals, strategies, and objectives, and its potential to create long-term value for Oncolytics; expectations around the design, milestones, anticipated timelines, and expected outcomes for current and future studies; and its belief in the clinical promise of pelareorep in anal, colorectal, pancreatic, and other gastrointestinal cancers. In any forward-looking statement in which Oncolytics expresses an expectation or belief as to future results, such expectations or beliefs are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will be achieved. These statements involve known and unknown risks and uncertainties that may cause actual results to differ materially from those anticipated. These risks include, but are not limited to, regulatory outcomes, trial execution, financial resources, access to capital markets, and market dynamics. Please refer to Oncolytics’ public filings with securities regulators in the United States and Canada, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for more information. The Company assumes no obligation to update forward-looking statements, except as required by law.

Company Contact

Jon Patton

Director of IR & Communication

jpatton@oncolytics.ca